                               GUARANTY AGREEMENT

         WHEREAS, MARKETING SPECIALISTS CORPORATION, a Delaware corporation, and certain of its Subsidiaries (each individually, a "Borrower", and collectively, the "BORROWERS") have entered into that certain Credit Agreement dated as of March 30, 2000, among the Borrowers, the banks party thereto (each individually, a "Bank" and collectively, the "BANKS") and THE CHASE MANHATTAN BANK as agent for the Banks (the "AGENT") (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "CREDIT AGREEMENT" and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

         WHEREAS, the execution of this Guaranty Agreement is a condition to the Agent's and each Bank's obligations under the Credit Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, RICHMONT CAPITAL PARTNERS I, L.P., a Delaware limited partnership (the "GUARANTOR"), hereby irrevocably and unconditionally guarantees to each Bank the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

         1. The term "GUARANTEED INDEBTEDNESS" means all of the Obligations, as defined in the Credit Agreement, and any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided, however Guarantor's obligation hereunder shall be limited to Ten Million Dollars ($10,000,000).

         2. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which the Borrowers may have against Agent, any Bank or any other party, or which Guarantor may have against the Borrowers, Agent, any Bank or any other party, shall be available to, or shall be asserted by, Guarantor against Agent, any Bank or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof (other than, in each case, the defense of complete payment and performance of the Guaranteed Indebtedness and except, with respect to a Bank, for such defenses as the Borrowers may have against such Bank under the Guaranteed Indebtedness and such defenses the Guarantor may have against such Bank under this Guaranty Agreement).

         3. If Guarantor becomes liable for any indebtedness owing by the Borrowers to Agent or any Bank by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent and the Banks hereunder shall be cumulative of any and all other rights that Agent and the Banks may ever have against Guarantor. The exercise by Agent and the Banks of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         4. In the event of default by any Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its

Guaranty Agreement, Page 1
terms, by acceleration, or otherwise, the Guarantor shall within five (5) days after written demand by Agent or any Bank, to promptly pay the amount due thereon to Agent, without further notice or demand, and in lawful currency of the United States of America, and it shall not be necessary for Agent or any Bank, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against the Borrowers or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by Guarantor, then Guarantor shall be subrogated to the rights then held by the Agent and the Banks with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by Guarantor and, in addition, upon payment by Guarantor of any sums to Agent hereunder, all rights of Guarantor against the Borrowers, any other guarantor or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.

         5. The Guarantor's liability under this Guaranty Agreement will be released on the first date after which the financial statements delivered to Agent pursuant to Section 8.1(c) of the Credit Agreement accurately show that: (i) the consolidated EBITDA of Parent (as such terms are defined in the Credit Agreement) calculated for the nine-month period ended December 31, 2000, equals or exceeds Forty Million Dollars ($40,000,000); or (ii) the consolidated EBITDA of Parent calculated for any consecutive twelve month period beginning on or after April 1, 2000, equals or exceeds Fifty Million Dollars ($50,000,000).

         6. If acceleration of the time for payment of any amount payable by any Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of any Borrowers, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantor hereunder forthwith on demand by Agent or any Bank.

         7. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event (other than as may be reduced by payments made by the Borrowers on the Guaranteed Indebtedness or by collections realized by Agent or any Bank on any collateral taken as security on the Guaranteed Indebtedness), including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of a Borrower, or the dissolution, insolvency, or bankruptcy of any Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by a Bank to any Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) except for the expiration of any applicable statute of limitations, any neglect, delay, omission, failure, or refusal of Agent or any Bank to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the

Guaranty Agreement, Page 2

Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by the Borrowers or any other party to Agent or any Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent or any Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Agent or any Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of any Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, any Borrower (other than payment and performance of the Guaranteed Indebtedness in full).

         8. Guarantor represents and warrants to Agent and each Bank as follows:

                           (a) Guarantor is a limited partnership duly formed,
                  validly existing and in good standing under the laws of Delaware, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations.

                           (b) Guarantor has the power and authority and legal
                  right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

                           (c) The execution, delivery, and performance by
                  Guarantor of this Guaranty Agreement have been duly authorized by all requisite action on the part of Guarantor (and its general partners) and do not and will not violate or conflict with the Agreement of Limited Partnership (the "PARTNERSHIP AGREEMENT") or the Certificate of Limited Partnership of Guarantor or any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties is bound.

                           (d) No authorization, approval, or consent of, and no
                  filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof. No Partner (as such term is defined in the Partnership Agreement) is a Rochon Controlled Entity (as such term is defined in the Partnership Agreement). New Arrow Corporation, as the "Non-Managing General Partner" under the Partnership Agreement, has consented to the execution, delivery and performance of this Guaranty Agreement by Guarantor.

Guaranty Agreement, Page 3

                           (e) It has, independently and without reliance upon
                  Agent or any Bank and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Guaranty Agreement.

                           (f) It has adequate means to obtain from the
                  Borrowers on a continuing basis information concerning the financial condition and assets of the Borrowers and it is not relying upon Agent or any Bank to provide (and neither Agent nor any Bank shall have any duty to provide) any such information to it either now or in the future.

                           (g) The value of the consideration received and to be
                  received by Guarantor as a result of Agent and the Banks making extensions of credit to the Borrowers and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

         9. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or Agent or any Bank has any commitment to the Borrowers it will:

                           (a) As soon as available, and in any event within
                  forty-five (45) days after the end of each of the first three
                  (3) quarters of each fiscal year of Guarantor and within ninety (90) days after the end of the last quarter of each fiscal year of Guarantor, deliver to Agent and each Bank a copy of an unaudited financial report of Guarantor and its subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income, statements of retained earnings, statements of changes in financial position, and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of Guarantor to have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Guarantor and its subsidiaries, on a consolidated basis, at the date and for the periods indicated therein.

                           (b) Concurrently with the delivery of each of the
                  financial statements referred to in subsections (a), Guarantor shall provide to Agent and each Bank a certificate of the chief executive officer of Guarantor (i) stating that to the best of such officer's knowledge, no event of default under the terms of the documentation evidencing and governing the Guaranteed Indebtedness (an "EVENT OF DEFAULT") and no event which with notice or lapse of time or both would be an Event of Default has occurred and is continuing, or if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with the following clause (c).

                           (c) Guarantor will at all times maintain Consolidated
                  Net Worth in an amount not less than Fifty Million Dollars ($50,000,000). As used herein "CONSOLIDATED NET WORTH" means, at any particular time, all amounts which, in

Guaranty Agreement, Page 4
                  conformity with generally accepted accounting principals, would be included as stockholders' equity on a consolidated balance sheet of Guarantor and its subsidiaries.

                           (d)      Guarantor will maintain its existence.

                           (e) Guarantor will furnish to Agent or any Bank
                  promptly, such additional information concerning it as Agent or any Bank may request.

         10. When an Event of Default (as defined above) exists, Agent and each Bank shall have the right to set-off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor (except as set forth below), any and all deposits (general or special, time or demand, provisional or final, but excluding any account established by Guarantor as a fiduciary for another party) or other sums at any time credited by or owing from Agent or any Bank to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Agent or such Bank shall have made any demand under this Guaranty Agreement. Agent or any Bank exercising the right of setoff agrees promptly to notify the Guarantor on the date of and simultaneously with any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of Agent and the Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which they may have.

         11. (a) Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of the Borrowers or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; EXCEPT THAT prior to occurrence and continuance of an Event of Default (as defined above), Guarantor shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business and otherwise permitted under the Credit Agreement. After the occurrence and during the continuance of an Event of Default (as defined above), no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of the Borrowers or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash. If any sums shall be paid to Guarantor by the Borrowers or any other party on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by Guarantor for the benefit of Agent and the Banks and shall forthwith be paid to Agent without affecting the liability of Guarantor under this Guaranty Agreement and may be applied by Agent against the Guaranteed Indebtedness. Upon the request of Agent or a Bank, Guarantor shall execute, deliver, and endorse to such Bank such documentation as such Bank may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty Agreement, the term "SUBORDINATED INDEBTEDNESS" means all indebtedness, liabilities, and obligations of the Borrowers to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the party or parties in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

Guaranty Agreement, Page 5

                  (b) Guarantor agrees that any and all liens (including any judgment liens), upon any Borrower's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all liens upon any Borrower's assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such liens in favor of Guarantor or Agent or any Bank presently exist or are hereafter created or attached. Without the prior written consent of Agent and each Bank, Guarantor shall not (i) file suit against any Borrower or exercise or enforce any other creditor's right it may have against any Borrower, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Borrower to Guarantor or any liens held by Guarantor on assets of any Borrower.

                  (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Borrower as a debtor, Agent and the Banks shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Indebtedness has been paid in full in cash. Agent and the Banks shall apply any such dividends, distributions, and payments against the Guaranteed Indebtedness.

                  (d) Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

         12. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent. No failure on the part of Agent or any Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         13. To the extent permitted by law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrowers or others (including any guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against Agent or any Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, restart a new such statute of limitation period with respect thereto.

         14. This Guaranty Agreement is for the benefit of Agent and the Banks and their successors, assigns and participants, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

         15. Guarantor recognizes that Agent and each Bank is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to the Borrowers and further recognizes that the execution and delivery of this Guaranty Agreement is a

Guaranty Agreement, Page 6
material inducement to Agent and each Bank in extending credit to the Borrowers. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

         16. All notices and other communications provided for in this Guaranty Agreement shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to Guarantor at the "Address for Notices" specified below its name on the signature pages hereof; or at such other address as shall be designated by such party in a notice given in accordance with this Section. All such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

         17. The Guarantor agrees to pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses incurred by Agent and each Bank in connection with the preparation, negotiation, administration, enforcement, or collection of this Guaranty Agreement.

         18. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by any Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

         19. The documentation evidencing and governing the Guaranteed Indebtedness and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Agent or any Bank may exercise any and all rights granted to it thereunder without affecting the validity or enforceability of this Guaranty Agreement.

         20. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND THE BANKS WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR, AGENT AND THE BANKS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING BETWEEN GUARANTOR, AGENT OR ANY BANK, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN OR AMONG GUARANTOR AND AGENT AND/OR ANY BANK.

         21. This Guaranty Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America. This Guaranty Agreement shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against Guarantor under or in connection with this Guaranty Agreement may be brought in any state or federal court in Dallas County, Texas. Guarantor irrevocably
(a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Guarantor agrees that service of process upon it may be made by certified or registered mail,

Guaranty Agreement, Page 7
return receipt requested, at its address specified or determined in accordance with the provisions of paragraph 16 of this Guaranty Agreement. Nothing herein shall affect the right of Agent or any Bank to serve process in any other manner permitted by law or shall limit the right of Agent or any Bank to bring any action or proceeding against Guarantor or its property in courts in other jurisdictions. Any action or proceeding by Guarantor against Agent or any Bank shall be brought only in a court located in Dallas County, Texas.





















Guaranty Agreement, Page 8

         EXECUTED as of the 30th day of March 2000

                                   GUARANTOR:

                                   RICHMONT CAPITAL PARTNERS I, L.P.,
                                   a Delaware limited partnership

                                   By:      J.R. INVESTMENTS CORP.,
                                            its Managing General Partner

                                            By:
                                               ------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                   ADDRESS FOR NOTICES:

                                   16251 Dallas Parkway
                                   7th Floor
                                   Addison, Texas 75001
                                   Fax: 972-687-1688






Guaranty Agreement, Page 9